UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2014

NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

21575 Ridgetop Circle Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant's telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On March 20, 2014, NeuStar, Inc. (“Neustar”) issued a press release announcing that it had entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with .CO Internet S.A.S., a Colombia corporation (the “Company”). Pursuant to the terms of the Purchase Agreement and upon the closing of the transaction contemplated thereby (the “Closing”), Neustar will acquire the capital stock of the Company, and will purchase certain assets and assume certain liabilities associated with the Company. Following the Closing, the Company will be a wholly-owned subsidiary of Neustar.
Neustar will pay approximately $109 million, net of acquired cash, to complete the acquisition. Under the Purchase Agreement, 22% of the net cash consideration will be deposited in escrow at closing to secure certain indemnification obligations. The Closing is subject to customary closing conditions under the Purchase Agreement, including shareholder and regulatory filings or approvals.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
The information contained in this report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
The following is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release of Neustar, dated March 20, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuStar, Inc.

Date:	March 20, 2014	By:	/s/ Paul S. Lalljie
Name: Paul S. Lalljie
Title: Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Neustar, dated March 20, 2014.